Exhibit 99.1

FOR IMMEDIATE RELEASE
August 9, 2010

Novell Revises Guidance for Third Quarter of Fiscal 2010 Financial Results

Waltham, Mass. – August 9, 2010 – Novell, Inc. (NASDAQ:NOVL) today revised guidance for the third quarter of fiscal 2010 ended July 31, 2010. Novell currently expects to report net revenue for the third quarter of fiscal 2010 in the range of $197 to $199 million, compared to previous guidance of $205 to $210 million.

Non-GAAP operating margin for the third quarter of fiscal 2010 currently is expected by Novell to be between 13 and 15 percent, compared to previous guidance of approximately 15 percent. An explanation of non-GAAP measures is included below under the heading “Non-GAAP Financial Measures.”

Novell’s revised guidance reflects what the company believes is customer uncertainty associated with the Novell Board of Directors’ ongoing review of various alternatives to enhance stockholder value as described in Novell’s March 20, 2010 press release.

Novell noted that it remains focused on growing the business and on its strategy to lead in the rapidly growing intelligent workload management market.

Novell plans to report its complete third quarter of fiscal 2010 financial results on Thursday, August 26, 2010 and plans to host a conference call to review the complete financial results beginning at 5:00 p.m. ET.  The conference call will be available live as a listen-only webcast at www.novell.com/company/ir/qresults.

Non-GAAP Financial Measures

In this release, we provide a revised projection of our non-GAAP operating margin. This projection is a forward-looking, non-GAAP financial measure. We believe that the corresponding GAAP financial measure is not likely to be significant to an understanding of our business in the context of this release.

We provide non-GAAP financial measures to enhance an overall understanding of our current financial performance and prospects for the future and to enable investors to evaluate our performance in the same way that management does. Management uses these same non-GAAP financial measures to evaluate performance, allocate resources, and determine compensation. The non-GAAP financial measures do not replace the presentation of our GAAP financial results, but they eliminate expenses and gains that are excluded from most analysts' consensus estimates, that are unusual, and/or that arise outside of the ordinary course of business, such as, but not limited to, those related to stock-based compensation, acquisition-related intangible asset amortization, restructuring, asset impairments, litigation judgments and settlements, purchased in-process research and development, strategic alternatives review, and the sale of business operations, long-term investments, and property, plant and equipment.

Legal Notice Regarding Forward-Looking Statements

This press release includes statements that are not historical in nature and that may be characterized as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to future financial and operating results. Actual results may differ materially from the results discussed in or implied by such forward-looking statements, which are based upon information that is currently available to us and/or management's current expectations and speak only as of the date hereof. We are subject to a number of risks, including, among others, risks relating to: uncertainty introduced by the review of various alternatives to enhance stockholder value authorized by our Board, indirect sales, growth rates of our business units, renewal of SUSE™ Linux Enterprise Server subscriptions with customers who have received certificates from Microsoft, decline rates of Open Enterprise Server and NetWare® revenue, development of products and services, the intelligent workload management market, software vulnerabilities, delays in product releases, reliance on open source software, adequacy of renewal rates, uncertain economic conditions, competition, rapid technological changes, failure to expand brand awareness, adequacy of technical support, pricing pressures, system failures, integration of acquisitions, industry consolidation, challenges resulting from a global business, foreign research and development operations, loss of key employees, intellectual property infringement, litigation matters, unpredictable financial results, impairments, the timing of revenue recognition, our investments and effective use of our cash.

A detailed discussion of these and other factors that could affect our results is included in our SEC filings, including, but not limited to, our Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2009 filed with the SEC on December 22, 2009 and most recently filed Quarterly Reports on Form 10-Q, each of which may be obtained by calling (800) 317-3195, or at our Investor Relations web page.

We expressly disclaim any current intention to update or revise any forward-looking statements contained in this press release to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

About Novell

Novell, Inc. (Nasdaq: NOVL), a leader in intelligent workload management, helps organizations securely deliver and manage computing services across physical, virtual and cloud computing environments. We help customers reduce the cost, complexity, and risk associated with their IT systems through our solutions for identity and security, systems management, collaboration and Linux based operating platforms. With our infrastructure software and ecosystem of partnerships, Novell integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

Novell, the Novell logo, and NetWare are registered trademarks of Novell, Inc. in the United States and other countries. *All third party trademarks are the property of their respective owners.

Press Contact:	Investor Relations Contact:
Ian Bruce	Robert Kain
Novell, Inc.	Novell, Inc.
Phone: 781-464-8034	Phone: 800-317-3195
E-Mail: ibruce@novell.com	E-Mail: rkain@novell.com